EXHIBIT 5.1

Skadden, Arps, Slate, Meagher & Flom llp One Manhattan West New York, NY 10001 TEL: (212) 735-3000 FAX: (212) 735-2000 www.skadden.com June 27, 2023

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Rosecliff Acquisition Corp I
767 Fifth Avenue

New York, NY 10153

RE:    Rosecliff Acquisition Corp I –
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special United States counsel to Rosecliff Acquisition Corp I, a Delaware corporation (the “Company”), in connection with the registration statement on Form S-4 (File No. 333-271566), as may be amended (the “Registration Statement”), filed by the Company on May 2, 2023, with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 17,000,000 shares (the “Registered Shares”) of the Company’s common stock, par value $0.0001 per share (the “New Spectral Common Stock”), that may become issuable upon the consummation of the transactions contemplated by the Business Combination Agreement, dated as of April 11, 2023 (the “Business Combination Agreement”), by and among the Company, Ghost Merger Sub I Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub I”), Ghost Merger Sub II LLC, a Delaware limited liability company and direct wholly owned subsidiary of the Company (“Merger Sub II”), and Spectral MD Holdings, Ltd., a Delaware corporation (“Spectral”). Pursuant to the Business Combination Agreement, Merger Sub I will be merged with and into Spectral (the “First Merger”) with Spectral being the surviving corporation and wholly owned subsidiary of the Company and, immediately after the First Merger, Spectral will merge with and into Merger Sub II (the “Second Merger” and, together with the First Merger, the “Mergers,” and the effective time of the Mergers, the “Effective Time”), with Merger Sub II surviving the merger as a direct, wholly owned subsidiary of the Company. We refer herein to (a) the consummation of the Mergers as the “Closing,” (b) the date of the Closing as the “Closing Date” and (c) the Company following effectiveness of the Mergers as “New Spectral.” Defined terms used and not otherwise defined herein have the same meaning as terms defined and included in the Business Combination Agreement.

Rosecliff Acquisition Corp I

June 27, 2023

At the Effective Time, among other things, all outstanding shares of Spectral Common Stock and Spectral Awards will be cancelled and converted into the right to receive the applicable portion of the Aggregate Merger Consideration in the following order of priority:

(a)	each outstanding share of Spectral Common Stock, in each case outstanding as of immediately prior to the Effective Time, will be cancelled and exchanged for the right to receive a number of shares of New Spectral Common Stock equal to the Exchange Ratio (with any resulting fractional share rounded to the nearest whole number); and

(b)	outstanding Spectral Awards will be assumed and converted into options or rights to acquire shares of New Spectral Common Stock upon substantially the same terms and conditions as are in effect with respect to each such Spectral Award immediately prior to the Effective Time, including with respect to vesting and termination-related provisions (each, a “New Spectral Award”), except that (i) such New Spectral Award shall provide the right to purchase that whole number of shares of New Spectral Common Stock (rounded down to the nearest whole share) equal to the number of shares of Spectral Common Stock subject to such Spectral Award, multiplied by the Exchange Ratio, and (ii) the exercise price per share for each such New Spectral Award shall be equal to the exercise price per share of such Spectral Award in effect immediately prior to the Effective Time, divided by the Exchange Ratio (the exercise price per share, as so determined, being rounded up to the nearest full cent).

Immediately prior to the Effective Time, the Company will amend and restate its amended and restated certificate of incorporation and its amended and restated bylaws.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In rendering the opinions stated herein, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of:

(a) the Registration Statement;

(b) an executed copy of the Business Combination Agreement, filed as Exhibit 2.1 to the Registration Statement;

(c) an executed copy of a certificate of Michael P. Murphy, Chief Executive Officer of the Company, dated as of the date hereof (the “Secretary’s Certificate”);

(d) the Amended and Restated Certificate of Incorporation of the Company, as currently in effect, and certified pursuant to the Secretary’s Certificate (the “Current Certificate of Incorporation”), filed as Exhibit 3.1 to the Registration Statement (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Commission on May 2, 2023);

(e) the form of Second Amended and Restated Certificate of Incorporation of New Spectral attached as Annex B to the proxy statement/prospectus included in the Registration Statement (the “A&R Certificate of Incorporation”), which, subject to approval by the stockholders of the Company and filing with the Secretary of State of the State of Delaware, will (i) amend and restate the Current Certificate of Incorporation and (ii) become effective prior to the issuance of any Registered Shares, and certified pursuant to the Secretary’s Certificate;

Rosecliff Acquisition Corp I

June 27, 2023

(f) the Amended and Restated Bylaws of the Company (the “Current Bylaws”), filed as Exhibit 3.2 to the Registration Statement, and certified pursuant to the Secretary’s Certificate;

(g) the form of Amended and Restated Bylaws of New Spectral attached as Annex C to the proxy statement/prospectus included in the Registration Statement (the “A&R Bylaws”), which have been approved by the board of directors and will (i) amend and restate the Current Bylaws and (ii) become effective prior to the issuance of any Registered Shares, and certified pursuant to the Secretary’s Certificate;

(h) certain resolutions adopted by the board of directors of the Company, relating to, among other things, the Registration Statement and the Mergers, and certified pursuant to the Secretary’s Certificate; and

(i) a certificate from the Secretary of State of the State of Delaware as to the existence and good standing of the Company in the State of Delaware.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including electronic signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photocopied copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including the facts and conclusions set forth in the Secretary’s Certificate and the factual representations and warranties contained in the Business Combination Agreement.

In rendering the opinions stated herein, we have also assumed that (i) if issued in physical form, the certificates evidencing the Registered Shares will be signed by the authorized officers of the Company and registered by the transfer agent and registrar or, if issued in book-entry form, an appropriate account statement evidencing the Registered Shares credited to the recipient’s account maintained with said transfer agent has been issued by said transfer agent, (ii) the issuance of the Registered Shares will be properly recorded in the books and records of the Company and (iii) the issuance of the Registered Shares does not violate or conflict with any agreement or instrument binding on the Company (except that we do not make this assumption with respect to the A&R Certificate of Incorporation, the A&R Bylaws or those agreements or instruments expressed to be governed by the laws of the State of New York which are listed in either Part II of the Registration Statement or the Company’s Annual Report on Form 10-K for the year ended December 31, 2022).

Rosecliff Acquisition Corp I

June 27, 2023

We do not express any opinion with respect to the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that the issuance of the Registered Shares has been duly authorized, and when (i) the Registration Statement as finally amended (including all necessary post-effective amendments) becomes effective under the Securities Act and the Registered Shares are issued pursuant to such Registration Statement, (ii) the stockholders of the Company approve the Mergers, (iii) the Mergers are consummated in accordance with the Business Combination Agreement, (iv) the A&R Certificate of Incorporation is filed with the Secretary of State of the State of Delaware and such A&R Certificate of Incorporation becomes effective, (v) the A&R Bylaws become effective and (vi) the Registered Shares are issued and delivered in accordance with the terms of the Business Combination Agreement, the Registered Shares will be validly issued, fully paid and nonassessable under the DGCL.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP